Exhibit 8.1

List of Subsidiaries

Registered Company Name	Country Of Incorporation
Addison Wesley Longman, Inc.	United States
Addison-Wesley Educational Publishers Inc.	United States
AEL (S) PTE Limited	Singapore
Aldwych Finance Limited	United Kingdom
America’s Choice, Inc.	United States
ATI Professional Development LLC	United States
Atkey Finance Limited	Ireland
Axis Finance Inc.	United States
Camsaw, Inc.	United States
CAMSAWUSA, Inc.	United States
Casapsi Livraria e Editora Ltda	Brazil
Centro Cultural Americano Franquias e Comércio Ltda.	Brazil
Century Consultants Ltd.	United States
Certiport China Co Ltd	China
Certiport China Holding, LLC	United States
Certiport, Inc.	United States
Cogmed Systems AB	Sweden
Connections Academy of Arkansas, LLC	United States
Connections Academy of Florida, LLC	United States
Connections Academy of Iowa, LLC	United States
Connections Academy of Maine, LLC	United States
Connections Academy of Maryland, LLC	United States
Connections Academy of Minnesota, LLC	United States
Connections Academy of Missouri, LLC	United States
Connections Academy of Nevada, LLC	United States
Connections Academy of New Jersey, LLC	United States
Connections Academy of New Mexico, LLC	United States
Connections Academy of New York, LLC	United States
Connections Academy of Oregon, LLC	United States

Connections Academy of Pennsylvania LLC	United States
Connections Academy of Tennessee, LLC	United States
Connections Academy of Texas LLC	United States
Connections Education LLC	United States
Connections Education of Florida, LLC	United States
Connections Education, Inc.	United States
CTI Education Group (Pty) Limited	South Africa
Dominie Press, Inc.	United States
Dorian Finance Limited	Ireland
Dorling Kindersley Australasia Pty Limited	Australia
EBNT Canada Holdings ULC	Canada
EBNT Holdings Limited	Canada
EBNT USA Holdings Inc.	United States
eCollege.com	United States
Edexcel Limited	United Kingdom
Edexcel South Africa Pty Ltd	South Africa
Éditions Du Renouveau Pédagogique Inc.	Canada
Education Development International Plc	United Kingdom
Education Resources (Cyprus) Limited	Cyprus
Educational Management Group, Inc.	United States
Educational Publishers LLP	United Kingdom
Embanet ULC	Canada
Embanet-Compass Knowledge Group Inc.	United States
Embankment Finance Limited	United Kingdom
English Language Learning and Instruction System, Inc.	United States
Escape Studios Limited	United Kingdom
Falstaff Holdco Inc.	United States
Falstaff Inc.	United States
FBH, Inc.	United States
GED Domains LLC	United States
GED Testing Service LLC	United States
George (Shanghai) Commercial Information Consulting Co., Ltd	China
Global George I Limited	Cayman Islands

Global George II Limited	China
Globe Fearon Inc.	United States
Guangzhou Crescent Software Co., Ltd	China
Heinemann Education Botswana (Publishers) (Proprietary) Limited	Botswana
Heinemann Publishers (Pty) Ltd	South Africa
Icodeon Limited	United Kingdom
IndiaCan Education Private Limited	India
Integral 7, Inc.	United States
INTELLIPRO, INC.	United States
J M Soluções Exportação e Importação Ltda	Brazil
K12 Learning Services LLC	United States
Kagiso Education Pty Ltd	South Africa
Knowledge Analysis Technologies, LLC	United States
LCCI International Qualifications (Malaysia) Sdn. Bhd.	Malaysia
LCCIEB Training Consultancy., Ltd	China
LessonLab, Inc.	United States
Lignum Oil Company	United States
Linx Brasil Distribuidora Ltda.	Brazil
Longman (Malawi) Limited	Malawi
Longman Australasia Pty Ltd	Australia
Longman Group(Overseas Holdings)Limited	United Kingdom
Longman Indochina Acquisition, L.L.C.	United States
Longman Kenya Limited	Kenya
Longman Mocambique Ltda	Mozambique
Longman Romania S.R.L.	Romania
Longman Swaziland (Pty) Limited	Swaziland
Longman Tanzania Limited	Tanzania
Longman Zambia Educational Publishers Pty Ltd	Zambia
Longman Zambia Limited	Zambia
Longman Zimbabwe (Private) Ltd	Zimbabwe
Longmaned Ecuador S.A.	Ecuador
Major123 Limited	United Kingdom

Maskew Miller Longman (Pty) Limited	South Africa
MeasureUp, LLC	United States
Modern Curriculum Inc.	United States
Multi Treinamento e Editora Ltda	Brazil
National Computer Systems Japan Co. Ltd	Japan
NCS Information Technology Services (Beijing) Co Ltd	China
NCS Pearson Pty Ltd	Australia
NCS Pearson Puerto Rico, Inc.	Puerto Rico
NCS Pearson, Inc.	United States
Ordinate Corporation	United States
Pearson (Beijing) Management Consulting Co., Ltd.	China
Pearson (Guizhou) Education Technology Co., Ltd.	China
Pearson Affordable Learning Fund Limited	United Kingdom
Pearson America LLC	United States
Pearson Amsterdam B.V.	Netherlands
Pearson Australia Finance Unlimited	United Kingdom
Pearson Australia Group Pty Ltd	Australia
Pearson Australia Holdings Pty Ltd	Australia
Pearson Australia Pty Ltd	Australia
Pearson Benelux B.V.	Netherlands
Pearson Books Limited	United Kingdom
Pearson Brazil Finance Limited	United Kingdom
Pearson Business Services Inc.	United States
Pearson Canada Assessment Inc.	Canada
Pearson Canada Finance Unlimited	United Kingdom
Pearson Canada Holdings Inc	Canada
Pearson Canada Inc.	Canada
Pearson Central Europe Spółka z ograniczoną odpowiedzialnością	Poland
Pearson College Limited	United Kingdom
Pearson DBC Holdings Inc.	United States
Pearson Desarrollo y Capacitación Profesional Chile Limitada	Chile
Pearson Deutschland GmbH	Germany

Pearson Digital Learning Puerto Rico, Inc.	Puerto Rico
Pearson Dollar Finance plc	United Kingdom
Pearson Dollar Finance Two Limited	United Kingdom
Pearson Educacion de Chile Limitada	Chile
Pearson Educacion de Colombia S A S	Colombia
Pearson Educacion de Mexico, S.A. de C.V.	Mexico
Pearson Educacion de Panama SA	Panama
Pearson Educacion de Peru S.A.	Peru
Pearson Educacion SA	Spain
Pearson Education (Singapore) Pte Ltd	Singapore
Pearson Education Achievement Solutions (RF) (Pty) Limited	South Africa
Pearson Education Africa (Pty) Ltd	South Africa
Pearson Education Asia Limited	China
Pearson Education Botswana (Proprietary) Limited	Botswana
Pearson Education do Brasil S.A	Brazil
Pearson Education Hellas SA	Greece
Pearson Education Holdings Limited	United Kingdom
Pearson Education Indochina Limited	Thailand
Pearson Education Investments Limited	United Kingdom
Pearson Education Korea Limited	Korea, Republic of
Pearson Education Limited	United Kingdom
Pearson Education Namibia (Pty) Limited	Namibia
Pearson Education Publishing Limited	Nigeria
Pearson Education S.A.	Uruguay
Pearson Education SA	Argentina
Pearson Education South Africa (Pty) Ltd	South Africa
Pearson Education South Asia Pte. Ltd.	Singapore
Pearson Education Taiwan Ltd	Taiwan Province of China
Pearson Education, Inc.	United States
Pearson Educational Measurement Canada, Inc.	Canada
Pearson Educational Publishers, LLC	United States
Pearson Egitim Cozumleri Tikaret Limited Sirketi	Turkey

Pearson Falstaff (Holdings) Inc.	United States
Pearson Falstaff Holdco LLC	United States
Pearson France	France
Pearson Funding Five plc	United Kingdom
Pearson Funding Four plc	United Kingdom
Pearson Funding Two Limited	United Kingdom
Pearson Holdings Inc.	United States
Pearson Holdings Southern Africa (Pty) Limited	South Africa
Pearson in Practice Holdings Limited	United Kingdom
Pearson in Practice Skills Based Learning Limited	United Kingdom
Pearson in Practice Technology Limited	United Kingdom
Pearson India Education Services Private Limited	India
Pearson India Support Services Private Limited	India
Pearson Institute of Higher Education	South Africa
Pearson International Finance Limited	United Kingdom
Pearson Investment Holdings, Inc.	United States
Pearson IOKI Spółka z ograniczoną odpowiedzialnością	Poland
Pearson Italia S.p.A	Italy
Pearson Japan KK	Japan
Pearson Lanka (Private) Limited	Sri Lanka
Pearson Learning China (HK) Limited	China
Pearson Lesotho (Pty) Ltd	Lesotho
Pearson Loan Finance No. 3 Limited	United Kingdom
Pearson Loan Finance No. 4 Limited	United Kingdom
Pearson Loan Finance No.2 Unlimited	United Kingdom
Pearson Loan Finance Unlimited	United Kingdom
Pearson Longman Uganda Limited	Uganda
Pearson Malaysia Sdn. Bhd.	Malaysia
Pearson Management Services Limited	United Kingdom
Pearson Management Services Philippines Inc.	Philippines
Pearson Maryland Inc.	United States
Pearson Netherlands B.V.	Netherlands
Pearson Netherlands Holdings B.V.	Netherlands

Pearson Nominees Limited	United Kingdom
Pearson Online Tutoring LLC	United States
Pearson Overseas Holdings Limited	United Kingdom
Pearson PEM P.R., Inc.	Puerto Rico
Pearson Pension Nominees Limited	United Kingdom
Pearson Pension Property Fund Limited	United Kingdom
Pearson Pension Trustee Limited	United Kingdom
Pearson Pension Trustee Services Limited	United Kingdom
Pearson PRH Holdings Limited	United Kingdom
Pearson Professional Assessments Limited	United Kingdom
Pearson Real Estate Holdings Inc.	United States
Pearson Real Estate Holdings Limited	United Kingdom
Pearson Schweiz AG	Switzerland
Pearson Services Limited	United Kingdom
Pearson Shared Services Limited	United Kingdom
Pearson South Africa (Pty) Ltd	South Africa
Pearson Strand Finance Limited	United Kingdom
Pearson Sweden AB	Sweden
Pearson VUE Philippines, Inc.	Philippines
Penguin Capital, LLC	United States
Phumelela Publishers (Pty) Ltd	South Africa
PN Holdings Inc.	United States
ProctorCam, Inc.	United States
PT Efficient English Services	Indonesia
Reading Property Holdings LLC	United States
Rebus Planning Associates, Inc.	United States
Reston Publishing Company, Inc.	United States
Rycade Capital Corporation	United States
Shanghai AWL Education Software Ltd	China
Silver Burdett Ginn Inc.	United States
Skylight Training and Publishing Inc.	United States
Smarthinking, Inc.	United States
Sound Holdings Inc.	United States

Spear Insurance Company Limited	Bermuda
Stark Verlag GmbH	Germany
Sunnykey International Holdings Limited (BVI)	British Virgin Islands
The Financial Times (I) Pvt Ltd	India
The Learning Edge International pty Ltd	Australia
The Waite Group Inc	United States
TQ Catalis Limited	United Kingdom
TQ Clapham Limited	United Kingdom
TQ Education and Training Limited	United Kingdom
TQ Education and Training Limited	Saudi Arabia
TQ Global Limited	United Kingdom
TQ Group Limited	United Kingdom
TQ Holdings Limited	United Kingdom
Trio Parent Holdings LLC	United States
US Learning Services LLC	United States
USLS Holdings LLC	United States
Vue Testing Services Israel Ltd	Israel
Vue Testing Services Korea Limited	Korea, Republic of
Wall Street Institute Kft.	Hungary
Williams Education GmbH	Germany